Exhibit 10.3
                                         GLOBAL HEADQUARTERS
101 Gordon Drive ∙ Lionville, PA 19341
TEL 610-594-3327 ∙ FAX 610-594-3013
rick.luzzi@westpharma.com
RICHARD D. LUZZI
Vice President, Human Resources

July 28, 2008

Mr. Matthew T. Mullarkey
29844 Lake Road
Bay Village, OH 44140

Re:           Severance and Non-Competition Agreement

Dear Matt:

In consideration of your employment with West Pharmaceutical Services, Inc. (the “Company”) as its Chief Operating Officer, you and the Company, intending to be legally bound, agree as follows:

1.
Termination of Employment. You will be entitled to the benefits specified in Section 2 if your employment with the Company is terminated by the Company, other than for cause or by reason of death, disability, or retirement at normal or early retirement age pursuant to the Company’s Employees’ Retirement Plan (or any successor pension plan thereto) (the “Retirement Plan”) or if you have a Constructive Termination (as defined in the Change in Control Agreement between you and the Company, dated July 28, 2008 (the “CIC Agreement”).  You will not be entitled to the benefits specified in Section 2 if your employment terminates for any other reasons, including, without limitation, your voluntary resignation, or if, during the term of your employment or at any time thereafter, you engage in any activity specified in Section 3 hereof.

a)
Constructive Termination.  If you terminate your employment due to a Constructive Termination, you must satisfy each of the conditions contained in the CIC Agreement and you must notify the Company of the circumstances giving rise to a Constructive Termination within 10 days of the date you knew or should have known that those circumstances existed.

b)	Release. Any benefits payable hereunder are conditioned upon your execution, non-revocation and compliance with the terms of a Release substantially in the form attached hereto as Exhibit A.

2.	Benefits Payable Upon Termination of Employment. Upon termination of employment as set forth in Section 1, you shall be entitled to the following benefits:

a)
Severance Compensation. Your regular salary as in effect on the date of termination of your employment will continue for a period of twelve months, with normal deductions. The salary continuation payments shall be made on the Company’s normal payroll cycle.  Notwithstanding anything herein to the contrary, to the extent that you are a “specified employee” and payments must be delayed six months as required by section 409A(a)(2)(B) of the Internal Revenue Code of 1986, the first six months of payments required to be paid under this Agreement shall be made on the first normal payroll date that is six months following your termination of employment in a single, lump sum and each subsequent payment shall be made on the normal payroll date.  The severance compensation paid hereunder shall not be reduced to the extent of any other compensation for your services which you receive or are entitled to receive from any other employment consistent with the terms of this Agreement.

b)
Employee Benefits. You shall be entitled to a continuation of all medical, dental and life insurance in the same manner and amount to which you were entitled on the date of termination of your employment until the earlier of (i) a period of twelve months after termination of your employment, or (ii) your eligibility for similar benefits with a new employer. All other benefits not otherwise addressed in this Agreement shall terminate as of the date of termination of your employment.

3.
Termination of Benefit. The Company shall have no obligation to provide or continue any of the benefits under Section 2 (except as required by applicable law) upon the breach of any of your obligations (i) under Section 4 hereof, (ii) the provisions of your Confidentiality Agreement with the Company, which is attached to your Change-in-Control Agreement with the Company as Exhibit A and incorporated by reference herein, or (iii) you:

a)	engage in conduct in connection with your employment for which criminal or civil penalties against you or the Company may be sought; and

b)	violate any of the Company’s material policies, including without limitation the Company’s insider-trading policy.

4.	Covenant Not To Compete.

a)
During the period beginning on the date of your termination of employment and ending on the first anniversary thereof (the “Restrictive Period”), you will not, and will not permit any of your Affiliates, or any other Person, directly or indirectly, to:

i)
engage in competition with, or acquire a direct or indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company’s Business in the United States (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

ii)
serve as a director, officer, employee or consultant of, or furnish information to, or otherwise facilitate the efforts of, any Person engaged in competition with the Company’s Business in the United States;

iii)
solicit, employ, interfere with or attempt to entice away from the Company any employee who has been employed by the Company or a Subsidiary in an executive or supervisory capacity in connection with the conduct of the Company’s Business within one year prior to such solicitation, employment, interference or enticement; or

iv)	approach, solicit or deal with in competition with the Company or any Subsidiary any Person which at any time during the 12 months immediately preceding the Termination Date:

(1)	was a customer, client, supplier, agent or distributor of the Company or any Subsidiary;

(2)
was a customer, client, supplier, agent or distributor of the Company or any Subsidiary with whom employees reporting to or under your direct control had personal contact on behalf of the Company or any Subsidiary; or

(3)
was a Person with whom you had regular, substantial or a series of business dealings on behalf of the Company or any Subsidiary (whether or not a customer, client, supplier, agent or distributor of the Company or any Subsidiary).

b)
   As used in this Section, each of the capitalized terms that are not separately defined herein shall have the same meaning contained in the CIC Agreement.  For the avoidance of doubt, you agree that the phrase “Person engaged in competition with the Company’s Business” as used in this Section includes, the companies listed on Exhibit B to your CIC Agreement, and their Affiliates and Subsidiaries.

5.
Payments Final and Exclusive. In the event of a termination of your employment under the circumstances described in this Agreement, the arrangements provided for by this Agreement, or any other agreement between the Company and you in effect at that time and by any other applicable plan of the Company in which you then participate shall constitute the entire obligation of the Company to you, and performance of that obligation shall constitute the settlement of any claim that you might otherwise assert against the Company on account of such termination.  You agree that if you are entitled to payments or benefits under this Agreement, that you will not separately be entitled to any severance under any applicable plan, agreement or policy of the Company, nor will you be entitled to receive any of the benefits under your CIC Agreement.  Furthermore, you agree that if you are entitled to receive payments or benefits under your CIC Agreement, you will not separately be entitled to receive any payments or benefits under this Agreement.

6.
Duration of Agreement; Amendment. This Agreement may not be terminated or amended by either party, except that this Agreement may be terminated or amended at any time by the mutual written consent of you and the Company.

7.
Enforcement. You acknowledge that a breach of this Agreement will cause the Company immediate and irreparable harm for which the Company’s remedies at law (such as money damages) will be inadequate. The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of this Agreement. Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, that provision will be deemed modified to the extent necessary to make it enforceable. The Company may contact any Person with or for whom you work after your employment by the Company ends and may send that Person a copy of this Agreement.

8.	Miscellaneous.

a)
This Agreement will be binding upon and inure to the your benefit, your personal representatives and heirs and the Company and any successor of the Company, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by you.

b)
You acknowledge that a breach of the covenants contained in this Agreement will cause the Company immediate and irreparable harm for which the Company’s remedies at law (such as money damages) will be inadequate. The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of such Sections. The Company may contact any Person with or for whom you work after your employment by the Company ends and may send that Person a copy of this Agreement.

c)
Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, that provision will be deemed modified to the extent necessary to make it enforceable.  The invalidity or unenforceability of any provision hereof or Exhibit hereto shall in no way affect the validity or enforceability of any other provision hereof.

d)	This Agreement will be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

e)
This Agreement constitutes the entire agreement and understanding between the Company and you with respect to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings between the Company and you with respect to such matters.

f)	This Agreement may be executed in one or more counterparts, which together shall constitute a single agreement.

If you are in agreement with the foregoing, please so indicate by signing and returning to the Company the enclosed copy of this letter, whereupon this letter shall constitute a binding agreement between you and the Company and our mutual intention to be legally bound as of the date and year first written above.

Very truly yours,

WEST PHARMACEUTICAL SERVICES, INC.

   By: /s/ Richard D. Luzzi
Richard D. Luzzi
Vice President, Human Resources

Accepted and Agreed To:

/s/ M Mullarkey
Matthew T. Mullarkey

EXHIBIT A

AGREEMENT AND GENERAL RELEASE

NOTICE:  This is a very important legal document, and you should thoroughly review and understand the terms and effect of this document before signing it.  By signing this Agreement and General Release, you will be completely releasing West Pharmaceutical Services, Inc. from all liability to you.  Therefore, you should consult with an attorney before signing this Agreement and General Release.  You have twenty-one (21) days from the date of distribution of these materials to consider this document.  If you have not returned a signed copy of this Agreement and General Release by that time, we will assume that you have elected not to sign the Agreement and General Release.  If you choose to sign the Agreement and General Release, you will have an additional seven (7) days following the date of your signature to revoke the Agreement and General Release, and the Agreement and General Release between you and the Company shall become effective or enforceable until the revocation period has expired.  Any revocation of this Agreement and General Release must be in writing and must be personally delivered or mailed to Richard D. Luzzi, Vice President, Human Resources.

Intending to be legally bound by the provisions of this Agreement and in consideration of the negotiated payments and benefits specified in the Letter Agreement to which this Agreement and General Release is attached as Exhibit A, which shall be incorporated as if fully set forth within, dated ___________, between West Pharmaceutical Services, Inc. and me, providing valuable consideration to which I would otherwise not be entitled, I, Matthew T. Mullarkey, hereby release and discharge West Pharmaceutical Services, Inc. and its affiliates, parents, subsidiaries, successors, and predecessors and all of their employees, agents, attorneys, officers, and directors (individually and collectively referred to as the “Company”) from any and all claims and/or causes of action, whether known to you or the Company at the time of the execution of this General Release or not, which I may have or could claim to have against the Company in connection with my employment with the Company up to and including the date of my signing of this General Release.

This General Release includes, but is not limited to, a full waiver of all claims arising from or during my employment or as a result of the termination of my employment and all claims arising under federal, state, or local laws prohibiting employment discrimination based upon age, race, sex, religion, handicap, national origin, or any other protected characteristic, including, but not limited to, any and all claims arising under the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act of 1964 and 1991, the Americans with Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, the Pennsylvania Wage Payment and Collection Law, the Pennsylvania Human Relations Act, any other federal, state or local labor or employment law, and claims under the common law and/or growing out of any legal restrictions, express or implied, in contract or on any other grounds, or the Company’s right to control or terminate the employment of its employees.

By signing below, I acknowledge that I have carefully read and fully understand the provisions of this Agreement and General Release.  I further acknowledge that I am signing this Agreement and General Release knowingly and voluntarily and without duress, coercion or undue influence.  I agree that I will not file a lawsuit asserting any claims barred by this General Release against the Company.  If I breach this promise, then I will reimburse the Company for its reasonable attorneys’ fees and costs incurred in defending against such released Claims, and I shall also be obligated to tender back upon filing of such complaint in state or federal court or before any administrative agency any consideration that I have received pursuant to the severance arrangements provided within the accompanying Letter Agreement.  A suit challenging the validity of this General Release under ADEA, however, shall not be subject to the provisions of this paragraph.

I agree that this Agreement and General Release may be pleaded as a complete bar to any action or suit before any court, arbitral or administrative body with respect to any of the released claims.

This Agreement and General Release together with the Letter Agreement constitutes the total and complete understanding between me and the Company relating to the subject matter covered by this Agreement and General Release and all other prior or contemporaneous written oral agreements or representations, except the accompanying Letter Agreement setting forth the terms of my severance arrangement, if any, otherwise relating to the subject matter of this Agreement and General Release are null and void.  It is also expressly understood and agreed that the terms of this Agreement and General Release may not be altered except in writing signed by both the Company and me.  I further understand and agree that the terms and conditions of this Agreement and General Release shall not be communicated to any persons other than those referred to herein and to my spouse or legal counsel, if applicable.  Finally, it is understood and agreed that the execution of this Agreement and General Release is not an admission of liability on the part of either party.

This Agreement and General Release shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the Commonwealth of Pennsylvania, and no action involving this Agreement may be brought except in the state courts located in Chester County, Pennsylvania or the Federal District Court for the Eastern District of Pennsylvania.

If any provision of this Severance Agreement and General Release, or the application thereof, is held to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.   If any party waives any provision of this Agreement, such waiver shall not affect any provision of the agreement not specifically waived.

INTENDING TO BE LEGALLY BOUND, I hereby set my hand and seal below:

Witnessed by:                                                                                             EMPLOYEE

______________________________                                                                                     ____________________________
                                                   Matthew T. Mullarkey

DATED                                                                                                 DATED

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